Exhibit 10.28

SEQUENOM, INC.

STOCK ISSUANCE AGREEMENT

AGREEMENT made this              day of                                  , by and between SEQUENOM, INC., a Delaware corporation, and                             , a Participant in the Corporation’s 1999 Stock Incentive Plan.

All capitalized terms in this Agreement shall have the meaning assigned to them in this Agreement (including the attached Appendix).

A.	ISSUANCE OF SHARES

1. ISSUANCE. The Corporation hereby issues to Participant                      shares of Common Stock (the “Issued Shares”) pursuant to the provisions of the Plan’s Stock Issuance Program, which Issued Shares have a fair market value of $             per share.

2. CONSIDERATION. The Issued Shares are issued to Participant in consideration of Participant’s past services. Accordingly, the Participant is not required to make any cash or other payment to the Corporation in order to receive the Issued Shares.

3. STOCKHOLDER RIGHTS. Until such time as the Corporation exercises its Reacquisition Right, Participant (or any successor in interest) shall have all the rights of a stockholder (including voting, dividend and liquidation rights) with respect to the Issued Shares, subject, however, to the transfer restrictions of this Agreement.

4. ESCROW. The Corporation shall have the right to hold the Issued Shares in escrow until those shares have vested in accordance with the Vesting Schedule.

5. COMPLIANCE WITH LAW. Under no circumstances shall shares of Common Stock or other assets be issued or delivered to Participant pursuant to the provisions of this Agreement unless, in the opinion of counsel for the Corporation or its successors, there shall have been compliance with all applicable requirements of Federal and state securities laws, all applicable listing requirements of any stock exchange on which the Common Stock is at the time listed for trading (or any national securities association if the Common Stock is at the time listed on such association’s automated inter-dealer quotation system) and all other requirements of law or of any regulatory bodies having jurisdiction over such issuance and delivery.

B.	TRANSFER RESTRICTIONS

1. RESTRICTION ON TRANSFER. Except for any Permitted Transfer, Participant shall not transfer, assign, encumber or otherwise dispose of any of the Issued Shares which are subject to the Reacquisition Right.

2. RESTRICTIVE LEGEND. The stock certificate for the Issued Shares shall be endorsed with appropriate legends determined by the Corporation including the following restrictive legend:

“THE SHARES REPRESENTED BY THIS CERTIFICATE ARE UNVESTED AND SUBJECT TO CERTAIN REACQUISITION RIGHTS GRANTED TO THE CORPORATION AND ACCORDINGLY MAY NOT BE SOLD, ASSIGNED, TRANSFERRED, ENCUMBERED, OR IN ANY MANNER DISPOSED OF EXCEPT IN CONFORMITY WITH THE TERMS OF A WRITTEN AGREEMENT BETWEEN THE CORPORATION AND THE REGISTERED HOLDER OF THE SHARES (OR THE PREDECESSOR IN INTEREST TO THE SHARES). A COPY OF SUCH AGREEMENT IS MAINTAINED AT THE CORPORATION’S PRINCIPAL CORPORATE OFFICES.”

3. TRANSFEREE OBLIGATIONS. Each person (other than the Corporation) to whom the Issued Shares are transferred by means of a Permitted Transfer must, as a condition precedent to the validity of such transfer, acknowledge in writing to the Corporation that such person is bound by the provisions of this Agreement and that the transferred shares are subject to the Reacquisition Right to the same extent such shares would be so subject if retained by Participant.

C.	REACQUISITION RIGHT

1. REACQUISITION RIGHT. The Corporation shall have the right (the “Reacquisition Right”) to reacquire all Issued Shares in which Participant is not, at the time of his or her cessation of Service, vested in accordance with the Vesting Schedule set forth in Paragraph C.2 of this Agreement or the special vesting acceleration provisions of Paragraph C.4 of this Agreement (such shares to be hereinafter referred to as the “Unvested Shares”) on the following terms and conditions:

(a) The Corporation shall simultaneously with termination of Participant’s Service automatically reacquire for no consideration all of the Unvested Shares, unless the Corporation agrees to waive its Reacquisition Right as to some or all of the Unvested Shares. Any such waiver shall be exercised by the Corporation solely by written notice to the Owner of the Unvested Shares (with a copy to the Escrow Agent) within ten (10) business days after the termination of Participant’s Service, and the Escrow Agent may then release to the Owner of the Unvested Shares the number of Unvested Shares not being reacquired by the Corporation. If the Corporation does not waive its Reacquisition Right as to all of the Unvested Shares, then upon such termination of Participant’s Service, the Escrow Agent shall transfer to the Corporation the number of shares the Corporation is reacquiring.

(b) The Corporation shall have the right to reacquire Unvested Shares for no monetary consideration (that is, for $0.00); provided, however, that the Corporation’s right to reacquire Unvested Shares for no monetary consideration shall lapse as set forth in Paragraph C.2, subject to the special acceleration provisions of Paragraph C.4.

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(c) The Issued Shares shall be held in escrow pursuant to the terms of the Joint Escrow Instructions, the form of which is attached hereto as Exhibit II. Participant shall execute the Joint Escrow Instructions and two (2) Assignments Separate From Certificate in the form attached hereto as Exhibit I (with date and number of shares blank) and deliver the same, along with the certificate or certificates evidencing the shares, for use by the Escrow Agent pursuant to the terms of the Joint Escrow Instructions.

2. TERMINATION OF THE REACQUISITION RIGHT. The Reacquisition Right shall terminate with respect to any Unvested Shares for which the Corporation agrees to waive its Reacquisition Right under Paragraph C.1. In addition, the Reacquisition Right shall terminate and cease to be exercisable with respect to any and all Issued Shares in which Participant vests in accordance with the following Vesting Schedule:

_______________________________________

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3. RECAPITALIZATION. Any new, substituted or additional securities or other property (including cash paid other than as a regular cash dividend) which is by reason of any Recapitalization distributed with respect to the Issued Shares shall be immediately subject to the Reacquisition Right and any escrow requirements hereunder, but only to the extent the Issued Shares are at the time covered by such right or escrow requirements. Appropriate adjustments to reflect such distribution shall be made to the number and/or class of securities subject to this Agreement in order to reflect the effect of any such Recapitalization upon the Corporation’s capital structure.

4.	CORPORATE TRANSACTION.

(a) Immediately prior to the consummation of any Corporate Transaction, the Reacquisition Right shall automatically lapse in its entirety and the Issued Shares shall vest in full, except to the extent the Reacquisition Right is to be assigned to the successor corporation (or parent thereof) in connection with the Corporate Transaction.

(b) To the extent the Reacquisition Right remains in effect following a Corporate Transaction in accordance with Paragraph C.4(a), such right shall apply to the new capital stock or other property (including any cash payments) received in exchange for the Issued Shares in consummation of the Corporate Transaction, but only to the extent the Issued Shares are at the time covered by such right. The new securities or other property (including cash payments) issued or distributed with respect to the Issued Shares in consummation of the Corporate Transaction shall immediately be deposited in escrow with the Escrow Agent (or the successor Escrow Agent) and shall not be released from escrow until Participant vests in such securities or other property in accordance with the same Vesting Schedule in effect for the Issued Shares.

D.	SPECIAL TAX ELECTION

1. SECTION 83(b) ELECTION. Under Code Section 83, the excess of the fair market value of the Issued Shares on the date any forfeiture restrictions applicable to such

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shares lapse over any amount paid for such shares will be reportable as ordinary income on the lapse date. For this purpose, the term “forfeiture restrictions” includes the right of the Corporation to reacquire the Issued Shares pursuant to the Reacquisition Right. Participant may elect under Code Section 83(b) to be taxed at the time the Issued Shares are acquired, rather than when and as such Issued Shares cease to be subject to such forfeiture restrictions. Such election must be filed with the Internal Revenue Service within thirty (30) days after the date of issuance of the Issued Shares. THE FORM FOR MAKING THIS ELECTION MAY BE OBTAINED FROM THE STOCK PLAN ADMINISTRATOR UPON PARTICIPANT’S REQUEST. PARTICIPANT UNDERSTANDS THAT FAILURE TO MAKE THIS FILING WITHIN THE APPLICABLE THIRTY (30)-DAY PERIOD WILL RESULT IN THE RECOGNITION OF ORDINARY INCOME AS THE FORFEITURE RESTRICTIONS LAPSE.

2. FILING RESPONSIBILITY. PARTICIPANT ACKNOWLEDGES THAT IT IS PARTICIPANT’S SOLE RESPONSIBILITY, AND NOT THE CORPORATION’S, TO FILE A TIMELY ELECTION UNDER CODE SECTION 83(b), EVEN IF PARTICIPANT REQUESTS THE CORPORATION OR ITS REPRESENTATIVES TO MAKE THIS FILING ON HIS OR HER BEHALF.

E.	WITHHOLDING OBLIGATIONS.

1. At the time the Issued Shares are issued, or at any time thereafter as requested by the Corporation, the Participant hereby authorizes withholding from payroll and any other amounts payable to Participant, and otherwise agrees to make adequate provision for any sums required to satisfy the federal, state, local and foreign tax withholding obligation of the Corporation or an Affiliate, if any, which arise in connection with Participant’s Issued Shares.

2. Unless the tax withholding obligations of the Corporation and/or any Affiliate are satisfied, the Corporation shall have no obligation to issue a certificate for such shares or release such Issued Shares from any escrow provided for herein.

F.	GENERAL PROVISIONS

1. ASSIGNMENT. The Corporation may assign its rights and obligations under this Agreement including the Reacquisition Right to any person or entity selected by the Board, including (without limitation) one or more stockholders of the Corporation.

2. AT WILL EMPLOYMENT. Nothing in this Agreement or in the Plan shall confer upon Participant any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Affiliate employing or retaining Participant) or of Participant, which rights are hereby expressly reserved by each, to terminate Participant’s Service at any time for any reason, with or without cause.

3. NOTICES. Any notice required to be given under this Agreement shall be in writing and shall be deemed effective upon personal delivery or upon deposit in the U.S. mail, registered or certified, postage prepaid and properly addressed to the party entitled to such notice at the address indicated below such party’s signature line on this Agreement or at such other address as such party may designate by ten (10) days advance written notice under this paragraph to all other parties to this Agreement.

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4. NO WAIVER. The failure of the Corporation in any instance to exercise the Reacquisition Right shall not constitute a waiver of any other Reacquisition Rights that may subsequently arise under the provisions of this Agreement or any other agreement between the Corporation and Participant. No waiver of any breach or condition of this Agreement shall be deemed to be a waiver of any other or subsequent breach or condition, whether of like or different nature.

5. CANCELLATION OF SHARES. If the Corporation shall automatically reacquire the Issued Shares in accordance with the provisions of this Agreement, then from and after such time, the person from whom such shares are to be reacquired shall no longer have any rights as a holder of such shares. Such shares shall be deemed reacquired in accordance with the applicable provisions hereof, and the Corporation shall be deemed the owner and holder of such shares, whether or not the certificates therefor have been delivered as required by this Agreement.

6. PARTICIPANT UNDERTAKING. Participant hereby agrees to take whatever additional action and execute whatever additional documents the Corporation may deem necessary or advisable in order to carry out or effect one or more of the obligations or restrictions imposed on either Participant or the Issued Shares pursuant to the provisions of this Agreement. PARTICIPANT ACKNOWLEDGES AND AGREES THAT PARTICIPANT HAS REVIEWED THIS AGREEMENT IN ITS ENTIRETY, HAS HAD AN OPPORTUNITY TO OBTAIN THE ADVICE OF COUNSEL PRIOR TO EXECUTING THIS AGREEMENT AND ACCEPTING THE ISSUED SHARES AND FULLY UNDERSTANDS ALL PROVISIONS OF THIS AGREEMENT.

7. AGREEMENT IS ENTIRE CONTRACT. This Agreement together with its Appendix and exhibits constitutes the entire contract between the parties hereto with regard to the subject matter hereof. This Agreement is made pursuant to the provisions of the Plan and shall in all respects be construed in conformity with the terms of the Plan including all interpretations, amendments, rules and regulations which may from time to time be promulgated and adopted pursuant to the Plan. In the event of any conflict between the provisions of this Agreement and those of the Plan, the provisions of the Plan shall control.

8. GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of California without resort to that State’s conflict-of-laws rules.

9. COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

10. SUCCESSORS AND ASSIGNS. The provisions of this Agreement shall inure to the benefit of, and be binding upon, the Corporation and its successors and assigns and upon Participant, Participant’s permitted assigns and the legal representatives, heirs and legatees of Participant’s estate, whether or not any such person shall have become a party to this Agreement and have agreed in writing to join herein and be bound by the terms hereof.

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IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first indicated above.

SEQUENOM, INC.

By:
Title:

Address:	3595 John Hopkins Court

San Diego, CA 92121-1331

PARTICIPANT

Signature

Address:

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SPOUSAL ACKNOWLEDGMENT

The undersigned spouse of the Participant has read and hereby approves the foregoing Stock Issuance Agreement. In consideration of the Corporation’s granting the Participant the right to acquire the Issued Shares in accordance with the terms of such Agreement, the undersigned hereby agrees to be irrevocably bound by all the terms of such Agreement, including (without limitation) the right of the Corporation (or its assigns) to reacquire any Issued Shares in which the Participant is not vested at the time of his or her termination of Service.

PARTICIPANT’S SPOUSE

Address:

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APPENDIX

The following definitions shall be in effect under the Agreement:

A. AGREEMENT shall mean this Stock Issuance Agreement.

B. AFFILIATE shall mean a Parent or Subsidiary, as defined herein.

C. BOARD shall mean the Corporation’s Board of Directors.

D. COMMON STOCK shall mean shares of the Corporation’s common stock.

E. CODE shall mean the Internal Revenue Code of 1986, as amended.

F. CORPORATE TRANSACTION shall mean either of the following stockholder-approved transactions to which the Corporation is a party:

(i) a merger or consolidation in which securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation’s outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such transaction, or

(ii) the sale, transfer or other disposition of all or substantially all of the Corporation’s assets in complete liquidation or dissolution of the Corporation.

G. CORPORATION shall mean Sequenom, Inc., a Delaware corporation, and any successor corporation to all or substantially all of the assets or voting stock of Sequenom, Inc.

H. ESCROW AGENT shall mean the Corporate Secretary of Sequenom, Inc. or any successor Escrow Agent appointed in accordance with the Joint Escrow Instructions.

I. ISSUED SHARES shall have the meaning assigned to such term in Paragraph A.1.

J. OWNER shall mean Participant or a subsequent owner of record of the Issued Shares who has derived his, her or its chain of ownership solely through Permitted Transfers.

K. PARENT shall mean any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation, provided each corporation in the unbroken chain (other than the Corporation) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

L. PARTICIPANT shall mean the person to whom the Issued Shares are issued under the Stock Issuance Program.

M. PERMITTED TRANSFER shall mean (i) a gratuitous transfer of the Issued Shares, provided and only if Participant obtains the Corporation’s prior written consent to such

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transfer, or (ii) a transfer of title to the Issued Shares effected pursuant to Participant’s will or the laws of inheritance following Participant’s death.

N. PLAN shall mean the Corporation’s 1999 Stock Incentive Plan.

O. REACQUISITION RIGHT shall mean the right granted to the Corporation in accordance with Article C.

P. RECAPITALIZATION shall mean any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the Corporation’s outstanding Common Stock as a class without the Corporation’s receipt of consideration.

Q. SERVICE shall mean the Participant’s performance of services for the Corporation (or any Affiliate) in the capacity of an employee, subject to the control and direction of the employer entity as to both the work to be performed and the manner and method of performance, a non-employee member of the board of directors or an independent consultant.

R. STOCK ISSUANCE PROGRAM shall mean the Stock Issuance Program under the Plan.

S. SUBSIDIARY shall mean any corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation, provided each corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

T. VESTING SCHEDULE shall mean the vesting schedule specified in Paragraph C.2.

U. UNVESTED SHARES shall have the meaning assigned to such term in Paragraph C.1.

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EXHIBIT I

ASSIGNMENT SEPARATE FROM CERTIFICATE

FOR VALUE RECEIVED and pursuant to that certain Stock Issuance Agreement,                                  hereby sells, assigns and transfers unto Sequenom, Inc., a Delaware corporation (“Corporation”)                                  (            ) shares of the common stock of the Corporation, standing in the undersigned’s name on the books of said corporation represented by Certificate No.              herewith and does hereby irrevocably constitute and appoint                                  as attorney-in-fact to transfer the said stock on the books of the within named corporation with full power of substitution in the premises. This Assignment may be used only in accordance with and subject to the terms and conditions of the Stock Issuance Agreement, in connection with the reacquisition of shares of Common Stock of the Corporation issued to the undersigned pursuant to the Stock Issuance Agreement, and only to the extent that such shares remain subject to the Corporation’s Reacquisition Right under the Stock Issuance Agreement.

Dated:

Signature:

Name:

[INSTRUCTION: Please do not fill in any blanks other than the signature and name lines. The purpose of this Assignment is to enable the Corporation to exercise its Reacquisition Right set forth in the Stock Issuance Agreement without requiring additional signatures on your part.]

EXHIBIT II

JOINT ESCROW INSTRUCTIONS

[Date]

Corporate Secretary

Sequenom, Inc.

3595 John Hopkins Court

San Diego, CA 92121-1331

Dear Sir/Madam:

As Escrow Agent for both the Corporation and Participant, you are hereby authorized and directed to hold the documents delivered to you pursuant to the terms of that certain Stock Issuance Agreement (“Agreement”) dated                      to which a copy of these Joint Escrow Instructions is attached, in accordance with the following instructions. Capitalized terms not otherwise defined herein shall have their respective meanings as set forth in the Agreement.

1. In the event Participant ceases to render Service to the Corporation or an Affiliate of the Corporation during the vesting period set forth in the Agreement, unless you receive a written notice from the Corporation waiving its Reacquisition Right to some or all of the Unvested Shares, you will transfer to the Corporation all of the Unvested Shares effective upon the termination of Participant’s Service. The Corporation will notify you regarding the number of Unvested Shares that shall be transferred to the Corporation. If the Corporation determines to waive its Reacquisition Right, the Corporation or its assignee will give to Participant and you a written notice within ten (10) business days after the termination of Participant’s Service specifying the number of Unvested Shares that shall be transferred to the Participant. Participant and the Corporation hereby irrevocably authorize and direct you to close any transaction contemplated by such notices in accordance with the terms of said notices.

2. At the closing you are directed (a) to date any stock assignments necessary for the transfer in question, (b) to fill in the number of Unvested Shares being transferred, and (c) to deliver same, together with the certificate evidencing the Unvested Shares to be transferred, to the Corporation.

3. Participant irrevocably authorizes the Corporation to deposit with you any certificates evidencing Unvested Shares to be held by you hereunder and any additions and substitutions to said Unvested Shares as specified in the Agreement. Participant does hereby irrevocably constitute and appoint you as Participant’s attorney-in-fact and agent for the term of this escrow to execute with respect to such securities and other property all documents of assignment and/or transfer and all stock certificates necessary or appropriate to make all securities negotiable and complete any transaction herein contemplated.

4. This escrow shall terminate upon vesting of the Unvested Shares or upon the earlier return of the Unvested Shares to the Corporation.

5. If at the time of termination of this escrow you should have in your possession any documents, securities, or other property belonging to Participant, you shall deliver all of same to any pledgee entitled thereto or, if none, to Participant and shall be discharged of all further obligations hereunder.

6. Your duties hereunder may be altered, amended, modified or revoked only by a writing signed by all of the parties hereto.

7. You shall be obligated only for the performance of such duties as are specifically set forth herein and may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed by you to be genuine and to have been signed or presented by the proper party or parties or their assignees. You shall not be personally liable for any act you may do or omit to do hereunder as Escrow Agent or as attorney-in-fact for Participant while acting in good faith and any act done or omitted by you pursuant to the advice of your own attorneys shall be conclusive evidence of such good faith.

8. You are hereby expressly authorized to disregard any and all warnings given by any of the parties hereto or by any other person or corporation, excepting only orders or process of courts of law, and are hereby expressly authorized to comply with and obey orders, judgments or decrees of any court. In case you obey or comply with any such order, judgment or decree of any court, you shall not be liable to any of the parties hereto or to any other person, firm or corporation by reason of such compliance, notwithstanding any such order, judgment or decree being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.

9. You shall not be liable in any respect on account of the identity, authority or rights of the parties executing or delivering or purporting to execute or deliver the Agreement or any documents or papers deposited or called for hereunder.

10. You shall not be liable for the outlawing of any rights under any statute of limitations with respect to these Joint Escrow Instructions or any documents deposited with you.

11. You shall be entitled to employ such legal counsel, including but not limited to Cooley Godward LLP, and other experts as you may deem necessary properly to advise you in connection with your obligations hereunder, may rely upon the advice of such counsel, and may pay such counsel reasonable compensation therefor.

12. Your responsibilities as Escrow Agent hereunder shall terminate if you shall cease to be Secretary of the Corporation or if you shall resign by written notice to each party. In the event of any such termination, the Corporation may appoint any officer or assistant officer of the Corporation as successor Escrow Agent and Participant hereby confirms the appointment of such successor or successors as his attorney-in-fact and agent to the full extent of your appointment.

13. If you reasonably require other or further instruments in connection with these Joint Escrow Instructions or obligations in respect hereto, the necessary parties hereto shall join in furnishing such instruments.

14. It is understood and agreed that should any dispute arise with respect to the delivery and/or ownership or right of possession of the securities, you may (but are not obligated to) retain in your possession without liability to anyone all or any part of said securities until such dispute shall have been settled either by mutual written agreement of the parties concerned or by a final order, decree or judgment of a court of competent jurisdiction after the time for appeal has expired and no appeal has been perfected, but you shall be under no duty whatsoever to institute or defend any such proceedings.

15. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery or upon deposit in any United States Post Box, by registered or certified mail with postage and fees prepaid, addressed to each of the other parties hereunto entitled at the following addresses, or at such other addresses as a party may designate by ten (10) days’ written notice to each of the other parties hereto:

CORPORATION:	Sequenom, Inc.
3595 John Hopkins Court
San Diego, CA 92121-1331
Attn: * General Counsel / Chief Financial Officer
PARTICIPANT:

ESCROW AGENT:	Sequenom, Inc.
3595 John Hopkins Court
San Diego, CA 92121-1331
Attn: Corporate Secretary

16. By signing these Joint Escrow Instructions you become a party hereto only for the purpose of said Joint Escrow Instructions; you do not become a party to the Agreement.

17. This instrument shall be binding upon and inure to the benefit of the parties hereto, and their respective successors and permitted assigns. It is understood and agreed that references to “you” or “your” herein refer to the original Escrow Agent and to any and all successor Escrow Agents. It is understood and agreed that the Corporation may at any time or from time to time assign its rights under the Agreement and these Joint Escrow Instructions in whole or in part.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

Very truly yours,

SEQUENOM, INC.

By:

PARTICIPANT

Name:

ESCROW AGENT:

[SIGNATURE PAGE TO JOINT ESCROW INSTRUCTIONS]